Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-252912 and 333-263458 on Form S-8 of our report dated March 2, 2023, relating to the financial statements of Viant Technology Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 2, 2023